Exhibit 99.a

                         CONSENT OF THOMAS J. PERKINS

The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Compaq Computer Corporation ("Compaq") upon consummation of the merger of Compaq-Project, Inc., a wholly-owned subsidiary of Compaq, with and into Tandem Computers Incorporated.


Signature: /s/ Thomas J. Perkins
          -----------------------
           Thomas J. Perkins

Date: July 30, 1997